UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 16, 2016

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2016, Britt T. Reynolds notified Tenet Healthcare Corporation (the “Company”) of his decision to resign as the Company’s President of Hospital Operations. Mr. Reynolds informed the Company that he has accepted a position with another company.

On March 22, 2016, the Company appointed J. Eric Evans as the Company’s President of Hospital Operations. Mr. Evans’ appointment is effective immediately. Mr. Evans, 38, has served continuously in various capacities at a number of subsidiaries of the Company since 2004, including most recently as the Chief Executive Officer of the Company’s Texas Region. Prior to that, Mr. Evans served as CEO of the Company’s Hospitals of Providence (formerly known as the Sierra Providence Health Network) in El Paso, Texas, and as CEO of the Company’s Dallas-based Lake Pointe Health Network. A copy of the press release announcing Mr. Evans’ appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Evans will receive an annual base salary of $650,000. As a participant in the Company’s annual incentive plan, Mr. Evans will be eligible for an annual bonus, based on individual and company performance. For 2016, his target bonus award percentage under the plan has been set at 100% of his annual base salary. In addition, Mr. Evans will be entitled to participate in the Company’s long-term stock incentive plan, executive severance plans and other benefits to the same extent as other executive officers as described in the Company’s definitive proxy statement for the Annual Meeting of Shareholders held on May 7, 2015. In connection with his appointment as President of Hospital Operations, Mr. Evans will receive (i) time-based restricted stock units having a grant date value of $500,000, which will vest in equal installments over a three-year period, and (ii) performance-based restricted stock units having a grant date value of $500,000. The vesting of the performance-based stock units is contingent upon the Company’s achievement of specified performance goals for the three-year period that ends on December 31, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on March 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date: March 22, 2016

EXHIBIT INDEX

99.1	Press Release issued on March 22, 2016